GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2016

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statements on Form N-2. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future.

1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2016 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. Summary of Quarterly Results 3 First Fiscal Quarter 2017 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended December 31, 2016 was $19.0 million, or $0.34 per share, as compared to $16.1 million, or $0.30 per share, for the quarter ended September 30, 2016. − Net investment income for the quarter ended December 31, 2016 was $16.9 million, or $0.31 per share, as compared to $17.2 million, or $0.32 per share, for the quarter ended September 30, 2016. Excluding a $0.5 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended December 31, 2016 was $17.4 million, or $0.321 per share, as compared to $17.1 million, or $0.321 per share, when excluding a $0.1 million reversal in the accrual for the capital gain incentive fee under GAAP for the quarter ended September 30, 2016. − Net realized and unrealized gain on investments and secured borrowings of $2.0 million, or $0.03 per share, for the quarter ended December 31, 2016 was the result of a $0.9 million net realized gain and $1.1 million of net unrealized appreciation. This compares to a net realized and unrealized loss on investments and secured borrowings of $1.1 million, or $0.02 per share, for the quarter ended September 30, 2016. − On December 29, 2016, we paid a quarterly distribution of $0.32 per share and a special distribution of $0.25 per share. As a result of the special distribution, our net asset value per share declined to $15.74 as of December 31, 2016 from $15.96 as of September 30, 2016. Excluding the special distribution, our net asset value per share would have increased at December 31, 2016 because our earnings per share of $0.34 exceeded our regular quarterly distribution of $0.32 per share. − New middle-market investment commitments totaled $113.6 million for the quarter ended December 31, 2016. Including investments of $9.1 million in Senior Loan Fund LLC (“SLF”), total new investment commitments were $122.7 million. Approximately 22% of the new investment commitments were senior secured loans, 70% were one stop loans, 7% were investments in SLF, and 1% were investments in subordinated debt and equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 2.1%, or $35.7 million during the quarter ended December 31, 2016.

Financial Highlights

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
Earnings per share	$ 0.40	$ 0.28	$ 0.35	$ 0.30	$ 0.34
Net investment income per share	0.29	0.33	0.31	0.32	0.31
Accrual for capital gain incentive fee per share	0.03	(0.01)	0.01	0.00	0.01
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.32	0.32	0.32	0.32
Net realized/unrealized gain (loss) per share	0.11	(0.05)	0.04	(0.02)	0.03
Net asset value per share	**15.89**	**15.85**	**15.88**	**15.96**	**15.74**
Distributions paid per share	0.32	0.32	0.32	0.32	0.57[3]

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,416,533	$ 1,494,683	$ 1,517,445	$ 1,556,384	$ 1,587,523
Investments in SLF, at Fair Value (000s)	$ 111,929	$ 117,019	$ 111,064	$ 104,228	$ 108,779
Total Fair Value of Investments (000s)	$ 1,528,462	$ 1,611,702	$ 1,628,509	$ 1,660,612	$ 1,696,302
Number of Portfolio Company Investments [2]	169	176	185	183	182
Average Investment Size (000s) [2]	$ 8,382	$ 8,493	$ 8,202	$ 8,505	$ 8,723
Fair Value as a Percentage of Principal (Loans)	98.7%	98.6%	98.8%	98.8%	98.8%

1. As a supplement to GAAP financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2016 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Excludes SLF.
3. Includes a special distribution of $0.25 per share.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $122.7 million for the quarter ended December 31, 2016.
- Total investments at fair value increased by 2.1%, or $35.7 million, for the quarter ended December 31, 2016 from September 30, 2016. During the quarter ended December 31, 2016, SLF purchased $38.3 million of investments and unfunded commitments at fair value from the Company.

Select Portfolio Funds Roll Data (in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
New Investment Commitments	$ 165.4	$ 155.7	$ 156.0	$ 179.4	$ 122.7
Exits and Sales of Investments [1]	171.4	76.5	139.4	151.3	93.9
Net Funds Growth [2]	(1.3)	83.2	16.8	32.1	35.7

Asset Mix of New Investments	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
Senior Secured	21%	24%	17%	14%	22%
One Stop	69%	72%	81%	85%	70%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%	0%*	0%	0%*
Investment in SLF	9%	3%	0%	0%	7%
Equity	1%	1%	2%	1%	1%

* Represents an amount less than 0.1%.

1. Includes full and partial payoffs and sales of $38.3 million to SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.

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6 Portfolio Highlights – Portfolio Diversity as of December 31, 2016 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Historical Investment Portfolio ($mm) 74% 12% 75% 11% 76% 11% 78% 10% 79% 10% Equity Inv. in SLF One Stop Senior Secured Investment Portfolio $1,588mm1 // 182 Investments1 – Average Size $8.7mm $1,528 Sub. Debt 2 Second Lien $1,612 $1,629 $1,661 $1,696 3% 3% 2% 2% 1% 4% 4% 4% 4% 4% 7% 7% 7% 6% 6% 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0%

20% 17% 9% 9% 8% 5% 4% 3% 3% 3% 6% 13% Healthcare, Education and Childcare Diversified/Conglomerate Service Beverage, Food and Tobacco Retail Stores Electronics Diversified/Conglomerate Manufacturing Aerospace and Defense Personal and Non Durable Consumer Products (Mfg. Only) Personal, Food and Miscellaneous Services Leisure, Amusement, Motion Pictures, Entertainment Senior Loan Fund Other 7 Portfolio Highlights – Portfolio Diversity as of December 31, 2016 Industry Diversity of InvestmentsDiversity by Investment Size 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. Top 25 Investments 38% Remaining 157 Investments 56% SLF 6% Interest Rate on Loans1 Top 10 Investments 19% Fixed - 0.5% 99.5% Floating

Portfolio Rotation – Debt Investments Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Weighted average interest rate of new investments 1,2 6.7% 7.2% 7.2% 7.6% 6.9% Weighted average interest rate on investments that were sold or paid-off 2,3 7.3% 7.0% 6.8% 6.8% 6.9% Weighted average spread over LIBOR of new floating rate investments 2 5.7% 6.1% 6.2% 6.6% 5.9% Weighted average interest rate of new fixed rate investments N/A N/A 10.6% 10.8% N/A Weighted average fees on new investments 1.5% 1.8% 2.1% 2.1% 1.6% Portfolio Highlights – Spread Analysis 8 8.2% 8.0% 8.2% 8.5% 8.1% 7.6% 7.6% 7.6% 7.8% 7.7% 3.3% 3.3% 3.3% 3.4% 3.4% 4.9% 4.7% 4.9% 5.1% 4.7% 0.6% 0.6% 0.7% 0.9% 1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Investment income yield Income yield Weighted average cost of debt Weighted average net investment spread 3-Month London Interbank Offered Rate ("LIBOR") 5 7 6 4 1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixed rate loans, the contract rate is the stated fixed rate. 2. Excludes activity on the subordinated note investment in SLF. 3. Excludes exits on investments on non-accrual status. 4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 6. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations. 7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

1. Please see Internal Performance Ratings definitions on the following page. Portfolio Highlights – Credit Quality 9 Credit Quality – Investment Portfolio − Fundamental credit quality at December 31, 2016 remains strong with non-accrual investments as a percentage of total investments at cost and fair value of 0.3% and 0.1%, respectively. − Over 85.0% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of December 31, 2016. Non-Accrual – Debt Investments Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Non-accrual investments at amortized cost (000s) $ 13,104 $ 13,104 $ 5,278 $ 5,278 $ 5,278 Non-accrual investments / Total investments at amortized cost 0.9% 0.8% 0.3% 0.3% 0.3% Non-accrual investments at fair value (000s) $ 6,828 $ 4,282 $ 1,326 $ 1,326 $ 1,101 Non-accrual investments / Total investments at fair value 0.5% 0.3% 0.1% 0.1% 0.1%

Portfolio Highlights – Portfolio Ratings

Portfolio Risk Ratings

	June 30, 2016		September 30, 2016		December 31, 2016	
Internal Performance Rating	Investments at Fair Value (000s)	% of Total Portfolio	Investments at Fair Value (000s)	% of Total Portfolio	Investments at Fair Value (000s)	% of Total Portfolio
5	$ 93,519	5.7%	$ 93,768	5.7%	$ 75,633	4.5%
4	$ 1,374,463	84.4%	$ 1,380,274	83.1%	$ 1,406,965	82.9%
3	$ 158,788	9.8%	$ 176,464	10.6%	$ 196,001	11.6%
2	$ 1,739	0.1%	$ 9,950	0.6%	$ 17,772	1.0%
1	$ -	0.0%	$ 156	0.0%*	$ (69)[1]	0.0%*
Total	**$ 1,628,509**	**100.0%**	**$ 1,660,612**	**100.0%**	**$ 1,696,302**	**100.0%**

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

1. The negative fair value is the result of an unfunded commitment being valued below par.

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Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of December 31, 2015 (unaudited)	March 31, 2016 (unaudited)	June 30, 2016 (unaudited)	September 30, 2016 (audited)	December 31, 2016 (unaudited)
Assets					
Investments, at fair value	$ 1,528,462	$ 1,611,702	$ 1,628,509	$ 1,660,612	$ 1,696,302
Cash and cash equivalents	6,871	5,335	3,167	10,947	5,709
Restricted cash and cash equivalents	94,199	36,863	58,727	78,593	66,016
Other assets	11,315	11,115	6,293	6,357	6,059
Total Assets	$ 1,640,847	$ 1,665,015	$ 1,696,696	$ 1,756,509	$ 1,774,086
Liabilities					
Debt	$ 809,050	$ 840,050	$ 862,050	$ 864,700	$ 889,500
Unamortized debt issuance costs	(6,448)	(6,454)	(6,051)	(5,627)	(5,257)
Secured borrowings, at fair value	346	334	326	475	462
Interest payable	4,872	3,136	5,300	3,229	5,937
Management and incentive fee payable	9,566	9,590	11,335	12,763	11,812
Other liabilities	7,101	2,109	3,755	2,144	2,062
Total Liabilities	824,487	848,765	876,715	877,684	904,516
Total Net Assets	816,360	816,250	819,981	878,825	869,570
Total Liabilities and Net Assets	$ 1,640,847	$ 1,665,015	$ 1,696,696	$ 1,756,509	$ 1,774,086
Net Asset Value per Share	$ 15.89	$ 15.85	$ 15.88	$ 15.96	$ 15.74
GAAP leverage	1.00x	1.03x	1.06x	0.99x	1.03x
Regulatory leverage [1]	0.72x	0.75x	0.74x	0.67x	0.70x
Asset coverage [1]	239.2%	233.5%	234.5%	248.8%	242.6%

1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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Quarterly Operating Results 12 For the three months ended (Dollar amounts in 000s, except share and per share data) December 31, 2015 (unaudited) March 31, 2016 (unaudited) June 30, 2016 (unaudited) September 30, 2016 (unaudited) December 31, 2016 (unaudited) Investment Income Interest income $ 29,193 $ 29,110 $ 30,867 $ 32,615 $ 32,697 Dividend income 1,007 1,178 1,179 1,274 898 Fee income 300 474 60 614 254 Total Investment Income 30,500 30,762 32,106 34,503 33,849 Expenses Interest and other debt financing expenses 6,731 6,833 7,019 7,141 7,606 Base management fee 5,314 5,405 5,567 5,734 5,837 Incentive fee 1,771 180 2,311 3,004 2,091 Other operating expenses 1,383 1,445 1,324 1,396 1,352 Total Expenses 15,199 13,863 16,221 17,275 16,886 Excise tax 302 31 - - 10 Net Investment Income after excise tax 14,999 16,868 15,885 17,228 16,953 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments 4,978 178 (5,416) 6,514 907 Net unrealized appreciation (depreciation) on investments and secured borrowings 662 (2,869) 7,820 (7,643) 1,124 Net gain (loss) on investments and secured borrowings 5,640 (2,691) 2,404 (1,129) 2,031 Net Increase in Net Assets Resulting from Operations $ 20,639 $ 14,177 $ 18,289 $ 16,099 $ 18,984 Per Share Earnings Per Share $ 0.40 $ 0.28 $ 0.35 $ 0.30 $ 0.34 Net Investment Income Per Share $ 0.29 $ 0.33 $ 0.31 $ 0.32 $ 0.31 Distributions Paid $ 0.32 $ 0.32 $ 0.32 $ 0.32 $ 0.571 Weighted average common shares outstanding 51,302,788 51,382,676 51,513,685 53,567,275 55,064,870 Common shares outstanding at end of period 51,379,787 51,511,221 51,623,325 55,059,067 55,237,037 1. Includes a special distribution of $0.25 per share.

Financial Performance Highlights 13 10.1% 7.0% 9.0% 7.5% 8.6% 6% 8% 10% 12% Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Net Income $14.58 $14.60 $14.66 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $15.96 $14.58 $14.60 $14.66 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $15.96 $15.74 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $15.50 $15.75 $16.00 $16.25 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 $15.992 Quarterly Distributions Annualized Return on Average Equity1 GBDC Quarterly NAV per Common Share Since FY 2012 Q3 1. The net income annualized return on average equity is calculated as (a) the net increase in assets resulting from operations for the period presented divided by (b) the daily average of total net assets. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of a special distribution that was paid on December 29, 2016 and shows the pro forma change to the Company’s NAV after payment of recurring distributions. $0.32 $0.32 $0.32 $0.32 $0.32 $0.25 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Regular Distribution Special Distribution $0.57 8.4% Net Asset Value per Common Share Net Asset Value per Common Share Before Payment of Special Distribution

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return for the quarter ended December 31, 2016 was 7.1%, up from 3.0% for the quarter ended September 30, 2016. Quarterly returns for the past two quarters have been negatively impacted from a mark-to-market unrealized loss on one middle market investment.
- Total investments at fair value for the quarter ended December 31, 2016 were $333.3 million, an increase of 3.0%, or $9.8 million, from September 30, 2016. SLF purchased $38.3 million of investments and unfunded commitments from GBDC at fair value which was offset by $27.9 million of payoffs and sales.
- Subject to leverage and borrowing base restrictions, as of December 31, 2016, SLF had approximately $79.4 million of remaining commitments and $1.0 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**December 31, 2015** (unaudited)	**March 31, 2016** (unaudited)	**June 30, 2016** (unaudited)	**September 30, 2016** (audited)	**December 31, 2016** (unaudited)
Total investments, at fair value	$ 354,468	$ 360,900	$ 350,565	$ 323,510	$ 333,275
Cash and other assets	18,158	22,973	7,178	9,276	11,735
Total assets	$ 372,626	$ 383,873	$ 357,743	$ 332,786	$ 345,010
Senior credit facility	$ 241,100	$ 246,400	$ 231,550	$ 214,050	$ 220,600
Unamortized debt issuance costs	(2,102)	(1,719)	(1,336)	(949)	(563)
Other liabilities	5,710	5,456	599	567	654
Total liabilities	244,708	250,137	230,813	213,668	220,691
Subordinated debt and members' equity	127,918	133,736	126,930	119,118	124,319
Total liabilities and members' equity	$ 372,626	$ 383,873	$ 357,743	$ 332,786	$ 345,010
Senior leverage	1.88x	1.84x	1.82x	1.80x	1.77x

(Dollar amounts in 000s)

	For the three months ended				
GBDC Return on Investments in SLF	**December 31, 2015** (unaudited)	**March 31, 2016** (unaudited)	**June 30, 2016** (unaudited)	**September 30, 2016** (unaudited)	**December 31, 2016** (unaudited)
Total income (loss)	$ (110)	$ 3,049	$ 3,685	$ 852	$ 1,887
Annualized total return [1]	(0.4)%	10.8%	12.6%	3.0%	7.1%

1. The Company's annualized total return is calculated by dividing total income (loss) earned on the Company's investments in SLF by the combined daily average of its investments in (1) the principal of the SLF subordinated notes, if any, and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity 15 Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $5.7 million as of December 31, 2016. − Restricted cash and cash equivalents totaled $66.0 million as of December 31, 2016. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility subsidiary and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these entities. Debt Facilities - Availability − Revolving Credit Facility – As of December 31, 2016, subject to leverage and borrowing base restrictions, we had approximately $44.5 million of remaining commitments and $10.5 million of availability on our $200.0 million revolving credit facility with Wells Fargo. − SBIC Debentures – As of December 31, 2016, we had $17.0 million of available debentures through two of our SBIC subsidiaries. On January 12, 2017, we received approval for our third SBIC license, which will allow us to issue an additional $50.0 million of debentures. Debenture draws are subject to customary SBA regulatory requirements. − GC Advisors Revolving Credit Facility – As of December 31, 2016, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured revolving credit facility with GC Advisors. Senior Loan Fund LLC (“SLF”) - Recapitalization − On December 14, 2016, the SLF investment committee approved the recapitalization of SLF’s members. On December 30, 2016, SLF’s members entered into additional LLC equity interest subscriptions totaling $160.0 million, SLF issued capital calls totaling $89.9 million to us and RGA and the subordinated notes previously issued by SLF were redeemed and terminated. As a result of the recapitalization, investment income from our investment in SLF will be recognized as dividend income on a go forward basis, as opposed to a combination of interest and dividend income.

Debt Facilities

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-Refi Notes	Aaa/AAA	$205.0	3 Month LIBOR + 1.90%	July 20, 2023	July 20, 2018
Total Notes Issued [1]		**$205.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 Notes	Aaa/AAA	$191.0	3 Month LIBOR + 1.75%	April 25, 2026	April 28, 2018
Class A-2 Notes	Aaa/AAA	$20.0	3 Month LIBOR + 1.95%	April 25, 2026	April 28, 2018
Class B Notes	Aa2/AA	$35.0	3 Month LIBOR + 2.50%	April 25, 2026	April 28, 2018
Total Notes Issued [2]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$155.5	$200.0	1 Month LIBOR + 2.25%	July 30, 2020	July 29, 2017
SBIC IV	$150.0	$150.0	3.5% [3]	10-year maturity after drawn	N/A
SBIC V	$133.0	$150.0	3.5% [3]	10-year maturity after drawn	N/A
SBIC VI	$0.0	$50.0	N/A	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

1. The Class B-Refi and Subordinated Notes issued in the 2010 Debt Securitization, as amended in October 2016, totaling $10.0 million and $135.0 million, respectively, were retained by us.
2. The Class C Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
3. The SBA debentures have interest rates that are fixed at various pooling dates and have an average annualized rate of 3.5%.

GOLUB CAPITAL

16

Common Stock and Distribution Information 17 Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) February 3, 2015 March 20, 2015 March 27, 2015 $0.32 Quarterly $15,095 May 11, 2015 June 18, 2015 June 29, 2015 $0.32 Quarterly $16,393 August 4, 2015 September 7, 2015 September 29, 2015 $0.32 Quarterly $16,403 November 17, 2015 December 11, 2015 December 29, 2015 $0.32 Quarterly $16,416 February 2, 2016 March 7, 2016 March 30, 2016 $0.32 Quarterly $16,442 May 3, 2016 June 6, 2016 June 29, 2016 $0.32 Quarterly $16,484 August 3, 2016 September 5, 2016 September 29, 2016 $0.32 Quarterly $17,538 November 14, 2016 December 12, 2016 December 29, 2016 $0.32 Quarterly $17,619 November 14, 2016 December 12, 2016 December 29, 2016 $0.25 Special $13,765 February 7, 2017 March 7, 2017 March 30, 2017 $0.32 Quarterly $17,676 1 Fiscal Year Ended September 30, 2016 High Low End of Period First Quarter $17.47 $16.12 $16.63 Second Quarter $17.38 $15.23 $17.31 Third Quarter $18.08 $16.84 $18.07 Fourth Quarter $19.75 $18.18 $18.57 Fiscal Year Ended September 30, 2017 First Quarter $18.76 $17.55 $18.39 1. Estimated based on shares outstanding as of December 31, 2016.